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                                                                    EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                THREE MONTHS ENDED           SIX MONTHS ENDED
                                                     JUNE 30,                    JUNE 30,
                                             ------------------------    ------------------------
                                                1998          1999          1998          1999
                                             ----------    ----------    ----------    ----------
BASIC
     Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                 5,022,621     5,047,237     5,010,589     5,047,237

     Net income                              $  521,000    $  825,000    $1,707,000    $1,515,000
                                             ==========    ==========    ==========    ==========

Basic earnings per share                     $     0.10    $     0.16    $     0.34    $     0.30
                                             ==========    ==========    ==========    ==========



DILUTED
     Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                 5,022,621     5,047,237     5,010,589     5,047,237
     Assumed exercise of stock options          368,441       222,248       413,698       200,682
                                             ----------    ----------    ----------    ----------
                                              5,391,062     5,269,485     5,424,287     5,247,919

     Net income                              $  521,000    $  825,000    $1,707,000    $1,515,000
                                             ==========    ==========    ==========    ==========

Diluted earnings per share                   $     0.10    $     0.16    $     0.31    $     0.29
                                             ==========    ==========    ==========    ==========



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